OFFICERS' POWER OF ATTORNEY

City of Minneapolis
State of Minnesota

         I, Paula R. Meyer, as President of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                1940 Act
                                                              Reg. Number

     Growth Trust                                               811-07395
     Growth and Income Trust                                    811-07393
     Income Trust                                               811-07307
     Tax-Free Income Trust                                      811-07397
     World Trust                                                811-07399



hereby constitutes and appoints each of Arne H. Carlson, Leslie L. Ogg, William
F. Truscott and Stephen W. Roszell as my attorney-in-fact and agent, to sign for me in my name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 18th day of September, 2002.


/s/ Paula R. Meyer
--------------------------
    Paula R. Meyer